Exhibit 16

July 7, 2010

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE:           Alpine Alpha 2, Ltd.

File Ref. No.  000-53397

We have read the statements of Alpine Alpha 2, Ltd. pertaining to our firm included under Item 4.01 of Form 8-K dated July 6, 2010 and agree with such statements as they pertain to our firm.

Regards,

/s/ WEBB & COMPANY, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants